UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 9, 2004
                                                        ------------------



                              CHENIERE ENERGY, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                       1-16383                 95-4352386
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)

               717 Texas Avenue
                  Suite 3100
                Houston, Texas                                    77002
    (Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (713) 659-1361


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.        Entry into a Material Definitive Agreement.

     On September 2, 2004, Cheniere Energy, Inc.'s wholly owned partnership, Sabine Pass LNG, L.P. (Sabine Pass LNG), entered into a Terminal Use Agreement
(TUA) to provide Total LNG USA, Inc. (Total), a subsidiary of Total SA (NYSE:
TOT), with 1.0 billion cubic feet per day (Bcf/d) of liquefied natural gas (LNG) regasification capacity at the 2.6 Bcf/d LNG receiving terminal being developed by Sabine Pass LNG in Cameron Parish, Louisiana. On November 9, 2004, Total exercised its option to proceed with the transaction by delivering to Sabine (i) an advance Capacity Reservation Fee payment of $10 million, and (ii) a guarantee by Total SA of certain of its subsidiary's obligations under the TUA. Cheniere, Sabine Pass LNG and Total also entered into an Omnibus Agreement on September 2, 2004, under which the TUA remains subject to certain conditions described below.

     The TUA provides for Total to pay a tariff of $0.32 per million British thermal units (mmbtu), subject in part to adjustment for inflation, for 1.0 Bcf/d of regasification capacity for a 20-year period beginning not later than April 1, 2009. In addition, under the Omnibus Agreement, if Sabine Pass LNG enters into a new terminal use agreement with a third party, other than Cheniere affiliates, for capacity of 50 million cubic feet per day or more, with a term of five years or more, prior to the commercial start date of the terminal, Total will have the option, exercisable within 30 days of the receipt of notice of such transaction, to adopt the pricing terms contained in such new terminal use agreement for the remainder of the term of the Total terminal use agreement.

     Because Total has elected to proceed with the transaction, an additional advance Capacity Reservation Fee payment of $10 million will be payable to Sabine Pass LNG upon satisfaction of two conditions: (i) approval by the Federal Energy Regulatory Commission (FERC) of the pending application to build the Sabine Pass terminal; and (ii) confirmation of evidence of the ability to finance construction of the facility. Total has the right to terminate this transaction if these conditions are not satisfied by June 30, 2005. The Capacity Reservation Fee payments will be amortized over a ten-year period as a reduction of Total's regasification capacity tariff under the TUA.

     On November 9, 2004, Cheniere Energy, Inc. issued a press release regarding the foregoing. That press release is attached hereto as Exhibit 99.1.

Item 9.01.        Financial Statements and Exhibits.

c) Exhibits

     Exhibit
     Number                               Description
     -------                              -----------
      99.1         Press Release, dated November 9, 2004 (filed herewith).


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 9, 2004                CHENIERE ENERGY, INC.



                                         By:        /s/ Don A. Turkleson
                                         Name:      Don A. Turkleson
                                         Title:     Senior Vice President and
                                                    Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number             Description
-------            -----------

99.1               Press Release, dated November 9, 2004 (filed herewith).